SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
          -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD July 16, 2010

To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at 4820-C Seton Drive, Baltimore, MD 21215, on July 16, 2010, at 10:30 a.m., for the following purposes:

(1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

     (2) to approve the adoption of CEL-SCI's 2010 Incentive Stock Option Plan which provides that up to 2,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan;

     (3) to approve the adoption of CEL-SCI's 2010 Non-Qualified Stock Option Plan which provides that up to 5,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

     (4) to approve the adoption of CEL-SCI's 2010 Stock Bonus Plan which provides that up to 2,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

     (5) to approve an amendment to CEL-SCI's Stock Compensation Plan to provide for the issuance of up to 2,000,000 additional restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to the Company;

     (6) to ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2010.

    to transact such other business as may properly come before the meeting.

May 27, 2010 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of May 27, 2010, there were 204,661,592 issued and outstanding shares of CEL-SCI's common stock.

                               CEL-SCI CORPORATION


June 4, 2010                   Geert R. Kersten, Chief Executive Officer
















 PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD, AND SIGN,
    DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT

     The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on July 16, 2010, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about June 4, 2010.

     There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of the other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

     Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of May 27, 2010, the shareholdings of (i) each person owning beneficially 5% or more of CEL-SCI's common stock (ii) each officer who received compensation in excess of $100,000 during CEL-SCI's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class (3)
----------------                   ----------------        ----------------

Maximilian de Clara                   6,375,024                   2.9%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      9,275,791 (2)               4.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   2,948,159                   1.3%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     1,778,372                   0.8%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.            1,521,458                   0.7%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                           260,000                   0.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                  774,823                   0.3%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving, Ph.D.            950,581                   0.4%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                   776,091                   0.3%
2147 Dodgeton Drive
Frisco, TX 75034

All Officers and Directors           24,660,299                  11.0%
as a Group (9 persons)

(1) Includes shares issuable prior to August 31, 2010 upon the exercise of options or warrants granted to the following persons:

                                      Options or Warrants Exercisable
      Name                               Prior to  August 31, 2010
      ----                            -------------------------------

      Maximilian de Clara                        6,023,790
      Geert R. Kersten                           5,913,277
      Patricia B. Prichep                        2,131,930
      Eyal Talor, Ph.D.                          1,338,819
      Daniel Zimmerman                           1,197,000
      John Cipriano                                260,000
      Alexander G. Esterhazy                       541,666
      C. Richard Kinsolving, Ph.D.                 648,334
      Peter R. Young, Ph.D.                        528,333

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

ELECTION OF DIRECTORS

      Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the Board of Directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

      All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

      All of CEL-SCI's directors have served as directors for a significant period of time. Consequently, their long-standing experience with CEL-SCI benefits both CEL-SCI and its shareholders.

    Information concerning CEL-SCI's officers and directors follows:

Name                     Age    Position
----                     ---    --------

Maximilian de Clara       80    President and Chairman of the Board of Directors
Geert R. Kersten, Esq.    52    Chief Executive Officer, Treasurer and a
                                 Director
Patricia B. Prichep       59    Senior Vice President of Operations and
                                 Secretary
Dr. Eyal Talor            54    Chief Scientific Officer
Dr. Daniel H. Zimmerman   69    Senior Vice President of Research, Cellular
                                 Immunology
John Cipriano             68    Senior Vice President of Regulatory Affairs

Alexander G. Esterhazy    68    Director
Dr. C. Richard Kinsolving 74    Director
Dr. Peter R. Young        65    Director

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

      Geert Kersten has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI from the early days of its inception since 1987. He has been involved in the pioneering field of cancer immunotherapy for almost two decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how the company's Multikine product will change the way cancer is treated. Prior to CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from Millfield School in England, and completed his studies in the US. Mr. Kersten completed his Undergraduate Degree in Accounting, received an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC.

      Patricia B. Prichep joined CEL-SCI in 1992 and has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. She is responsible for all day-to-day operations of the Company, including human resources and is the liaison with CEL-SCI's independent registered public accounting firm for financial reporting. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. She was responsible for the internal auditing and work flow analysis of operations.

Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd. She handled all operations and compliance for the company and was licensed as a securities broker. Ms. Prichep received her B.A. from the University of Bridgeport in Connecticut.

     Eyal Talor, Ph.D. joined CEL-SCI in October 1993. In October 2009, Dr. Talor was promoted to Chief Scientific Officer. Prior to this promotion he was the Senior Vice president of Research and Manufacturing since March of 1994. He is a clinical immunologist with over 19 years of hands-on management of clinical research and drug development for immunotherapy application; pre-clinical to Phase III, in the biopharmaceutical industry. His expertise includes; biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of clinical trials (Phase I - III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Intuitions; School of Public Health. He holds two US patents; one on Multikine's composition of matter and method of use in cancer, and one on a platform Peptide technology (`Adapt') for the treatment of autoimmune diseases, asthma, allergy, and transplantation rejection. He also has numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The John Hopkins University, Baltimore, Maryland, USA. He holds an Adjunct Associate teaching position at the Johns Hopkins University Medical Institutions.

     Daniel H. Zimmerman, Ph.D., has been CEL-SCI's Senior Vice President of Cellular Immunology between 1996 and December 2008 and again since November 2009. He joined CEL-SCI in January 1996 as the Vice President of Research, Cellular Immunology. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973-1987, Dr. Zimmerman served in various positions at Electronucleonics, Inc. His positions included: Scientist, Senior Scientist, Technical Director and Program Manager. Dr Zimmerman held various teaching positions at Montgomery College between 1987 and 1995. Dr. Zimmerman holds over a dozen US patents as well as many foreign equivalent patents. He is the author of over 40 scientific publications in the area of immunology and infectious diseases. He has been awarded numerous grants from NIH and DOD. From 1969-1973, Dr. Zimmerman was a Senior Staff Fellow at NIH. For the following 25 years, he continued on at NIH as a guest worker. Dr Zimmerman received a Ph.D. in Biochemistry in 1969, a Masters in Zoology in 1966 from the University of Florida and a B.S. in Biology from Emory and Henry College in 1963.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and again since October 2009. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been a Director of CEL-SCI since December 1999 and has been an independent financial advisor since November 1997. Between July 1991 and October 1997, Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991, Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999, Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999, Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995, Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

      Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001, Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003, Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001, Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

      CEL-SCI's Board of Directors does not have a "leadership structure", as such, since each director is entitled to introduce resolutions to be considered by the Board and each director is entitled to one vote on any resolution considered by the Board. CEL-SCI's Chief Executive Officer is not the Chairman of CEL-SCI's Board of Directors.

      CEL-SCI's Board of Directors has the ultimate responsibility to evaluate and respond to risks facing CEL-SCI. CEL-SCI's Board of Directors fulfills its obligations in this regard by meeting on a regular basis and communicating, when necessary, with CEL-SCI's officers.

     Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter R. Young are independent directors as that term is defined in section 803 of the listing standards of the NYSE Amex.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

      If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 2147 Dodgeton Drive, Frisco, Texas 75034.

      CEL-SCI's Board of Directors met seven times during the fiscal year ended September 30, 2009. All of the Directors attended five of these meetings either in person or by telephone conference call. Richard Kinsolving did not attend two of the meetings and Alexander Esterhazy did not attend one of the meetings.

      For purposes of electing directors at its annual meeting CEL-SCI does not have a nominating committee or a committee performing similar functions. CEL-SCI's Board of Directors does not believe a nominating committee is necessary since CEL-SCI's Board of Directors is small and the Board of Directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of CEL-SCI's independent directors.

      CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the Board of Directors. However, CEL-SCI's Board of Directors will consider candidates recommended by shareholders. To submit a candidate for the Board of Directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The Board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the Board does not have any process for identifying and evaluating director nominees, the Board does not believe there would be any differences in the manner in which the Board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

      CEL-SCI does not have a policy with regard to Board member's attendance at annual meetings. All Board members, with the exception of Maximilian de Clara and Alexander Esterhazy, attended the last annual shareholder's meeting held on September 14, 2009.

      Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire Board of Directors, or to one or more Board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each Board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications not sent to the Board of Directors as a whole or to specified Board members are not relayed to Board members.

Executive Compensation
----------------------

Compensation Discussion and Analysis

      CEL-SCI's Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for its executive officers and annually determines the total compensation level for its President and Chief Executive Officer. The total proposed compensation of CEL-SCI's named executive officers is formulated and evaluated by its Chief Executive Officer and submitted to CEL-SCI's Compensation Committee for consideration.

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

Objectives and Components of the Compensation Program

      The primary objective of CEL-SCI's compensation program is to attract, motivate and retain talented executives who are enthusiastic about CEL-SCI's mission. The components of CEL-SCI's compensation program are:

     o CEL-SCI's base salary levels are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflect the individual's performance with us over time. The base salary of CEL-SCI'S President, Chief Executive Officer and CEL-SCI'S other named executive officers is reviewed annually. Current employment agreements with Maximilian de Clara and Geert Kersten set minimums for their base salary rates.

     o CEL-SCI's long-term stock option incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the closing price of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

     o    CEL-SCI's  stock-based incentive awards are intended to strengthen the
          mutuality  of  interests  between  the  executive   officers  and  its
          stockholders.

     o    CEL-SCI has a defined contribution  retirement plan,  qualifying under
          Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed 6% of the participant's total compensation.

      The following table shows, in summary form, the compensation received by
(i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the three fiscal years ended September 30, 2009.

                                                                              All
                                                                             Other
                                                      Restric-               Annual
                                                     ted Stock    Option     Compen-
Name and Princi-        Fiscal    Salary     Bonus     Awards      Awards    sation
 pal Position            Year      (1)        (2)       (3)         (4)        (5)          Total
--------------------     -----    ------     ------  ---------    --------   -------      ---------
                                $        $        $           $         $     $

Maximilian de Clara,     2009    334,720         --   267,000      380,121   $83,274      1,065,114
President                2008    363,000         --   543,174      103,320    89,268      1,098,762
                         2007    363,000         --   418,327      105,460    64,693        951,480

Geert R. Kersten,        2009    408,691         --    81,700      526,366    34,892      1,051,649
Chief Executive          2008    404,900         --   156,674      103,320    39,901        704,795
Officer and              2007    389,637         --    31,752      105,460    16,114        542,963
Treasurer

Patricia B. Prichep      2009    174,913         --    41,603      235,467     4,225        456,208
Senior Vice President    2008    185,780         --    82,558       51,660     4,225        324,223
of Operations and        2007    179,574         --    19,520       52,730     4,225        256,049
Secretary

Eyal Talor, Ph.D.        2009    212,265         --    36,627      137,878     4,225        390,994
Chief Scientific         2008    229,353         --    81,187       51,660     4,225        366,425
Officer                  2007    218,587         --    18,764       52,730     4,225        294,306


                                       11

Daniel Zimmerman, Ph.D.  2009     47,124         --    16,892           --       875         64,890
Senior Vice President    2008    175,988         --    46,186       38,745     4,225        265,144
of Research. Cellular    2007    169,127         --    14,469       39,548     4,225        227,369
Immunology (6)

John Cipriano            2009     48,594         --    15,840           --        25         64,458
Senior Vice President    2008    171,028         --    45,893       38,745        25        255,691
of Regulatory Affairs (7)2007    165,400         --    14,196       39,548        25        219,169

(1) The dollar value of base salary (cash and non-cash) earned. During the years ended September 30, 2009, 2008 and 2007, $0.00, $18,730 and $28,429,
     respectively, of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

             Date Shares            Number of           Price
               Issued             Shares Issued       Per Share
             -----------          -------------       ---------

             09/20/2006               49,016            $0.52
             01/15/2008               36,020            $0.52

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the price per share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2) The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, during the years ended September 30, 2009, 2008 and 2007 $200,000, $400,000 and $400,000, respectively, were paid in restricted shares of CEL-SCI's common stock which cannot be sold in the public market for a period of three years after the date of issuance. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan and restricted shares issued from the Stock Compensation Plan.

(4) The greatest part of the value in FY 2009 is derived from options awarded to employees who did not collect a salary, reduced or deferred their salary between the period of September 15, 2008 and June 30, 2009. For example, Mr. de Clara, Mr. Kersten and Ms. Prichep did not collect any salary between September 30, 2008 and June 30, 2009. The value of all stock options granted during the periods covered by the table are calculated according to the requirements of FASB Codification 718-10-30-3.

(5) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI. Includes Board of Directors fees for Mr. de Clara and Mr. Kersten.

(6) Dr. Zimmerman was CEL-SCI's Senior Vice President of Research, Cellular Immunology between January 1996 and December 2008 and since November 2009.

(7) Mr. Cipriano was CEL-SCI's Senior Vice President of Regulatory Affairs between March 2004 and December 2008 and since October 2009.

Employee Pension, Profit Sharing or Other Retirement Plans
----------------------------------------------------------

      CEL-SCI has a defined contribution retirement plan, qualifying under
Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2009 expenses for this plan were $61,517. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors During Year Ended September 30, 2009
--------------------------------------------------------------

                                        Stock        Option
Name                 Paid in Cash    Awards (1)     Awards (2)       Total
----                 ------------    ----------     ----------     ---------

Maximilian de Clara    $20,000        $5,000         $380,121       $405,121
Geert Kersten          $20,000        $5,000         $526,366       $551,366
Alexander Esterhazy    $20,000        $5,000         $ 62,753       $ 87,753
C. Richard Kinsolving  $20,000        $5,000         $ 62,753       $ 87,753
Peter R. Young         $20,000        $5,000         $ 62,753       $ 87,753

(1)  The fair value of stock issued for services.

(2) The fair value, on the date of grant, of options was computed in accordance with the requirements of FASB Codification 718-10-30-3. The greatest part of the value for Mr. de Clara and Mr. Kersten is derived from options awarded to them since they reduced or deferred their salary between September 15, 2008 and June 30, 2009.

      Directors' fees paid to Maximilian de Clara and Geert Kersten are included in the Executive Compensation table.

Employment Contracts.
--------------------

      In April 2005, CEL-SCI entered into a three-year employment agreement with Mr. de Clara. The employment agreement provided that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. On September 8, 2006, Mr. de Clara's employment agreement was extended to April 30, 2010. Subsequent to April 30, 2010 Mr. de Clara's employment continues on the same terms but on a month to month basis. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary ($544,500) and the unvested portion of any stock options would vest immediately ($409,666). For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      The employment agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the employment agreement by Mr. de Clara. If the employment agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the employment agreement through the date of termination.

      Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585 plus any increases approved by the Board of Directors during the period of the employment agreement. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary ($883,818) and the unvested portion of any stock options would vest immediately ($1,758,666). For purposes of the employment agreement a change in the control of CEL-SCI means: (1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors. Effective September 1, 2006, Mr. Kersten's employment agreement was extended to September 1, 2011.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr.

Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     CEL-SCI has a compensation committee comprised of Alexander Esterhazy,  Dr.
C. Richard Kinsolving and Dr. Peter Young, all of which are outside directors.

      During the year ended September 30, 2009, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

Loan from Officer and Director
------------------------------

      Between December 2008 and June 2009, Maximilian de Clara, CEL-SCI's President and a director, loaned CEL-SCI $1,104,057. The loan was initially payable at the end of March 2009, but was extended to the end of June 2009. At the time the loan was due, and in accordance with the loan agreement, CEL-SCI issued Mr. de Clara a warrant which entitles Mr. de Clara to purchase 1,648,244 shares of CEL-SCI's common stock at a price of $0.40 per share. The warrant is exercisable at any time prior to December 24, 2014. Although the loan was to be repaid from the proceeds of CEL-SCI's recent financing, CEL-SCI's Directors deemed it beneficial not to repay the loan and negotiated a second extension of the loan with Mr. de Clara on terms similar to the June 2009 financing. Pursuant to the terms of the second extension the note is now due on July 6, 2014, but, at Mr. de Clara's option, the loan can be converted into shares of CEL-SCI's common stock. The number of shares which will be issued upon any conversion will be determined by dividing the amount to be converted by $0.40. As further consideration for the second extension, Mr. de Clara received warrants which allow Mr. de Clara to purchase 1,849,295 shares of CEL-SCI's common stock at a price of $0.50 per share at any time prior to January 6, 2015. The loan from Mr. de Clara bears interest at 15% per year and is secured by a lien on substantially all of CEL-SCI's assets. CEL-SCI does not have the right to prepay the loan without Mr. de Clara's consent.

Stock Options
-------------

     The following tables show information concerning the options granted during the fiscal year ended September 30, 2009, to the persons named below.

                                 Options Granted
                                 ---------------
                                                        Exercise
                              Grant         Options     Price Per  Expiration
    Name                      Date        Granted (#)     Share       Date
    ----                      -----       -----------   ---------  ----------

   Maximilian de Clara       4/24/09     1,436,250(2)      0.25     4/23/19
                             7/06/09       500,000(3)      0.38     7/06/19
                             7/21/09       250,000         0.38     7/20/19

   Geert Kersten             4/24/09     1,838,609(2)         0.25  4/23/19
                             7/06/09     4,000,000(3)         0.38  7/06/19
                             7/21/09       300,000            0.38  7/20/19
   Patricia B. Prichep       4/24/09       717,096(2)         0.25  4/23/19
                             7/06/09     3,000,000(3)         0.38  7/06/19
                             7/21/09       150,000            0.38  7/20/19
   Eyal Talor, Ph.D.         4/24/09       240,820(2)         0.25  4/23/19
                             7/06/09     3,000,000(3)         0.38  7/06/19
                             7/21/09       150,000            0.38  7/20/19
   Daniel Zimmerman, Ph.D.   7/16/09       200,000(4)         0.38  7/15/14
   John Cipriano                  --            --              --       --

                                Options Exercised
                                -----------------

                                           Shares
                       Date of           Acquired On            Value
                      Exercise            Exercise             Realized
                      --------           ------------          --------

  John Cipriano       9/21/09              100,000             $113,000

Subsequent to September 30, 2009, Daniel Zimmerman exercised 18,000 options at $1.05.

                       Shares Underlying Unexercised
                            Options Which are:
                        ---------------------------    Exercise    Expiration
 Name                   Exercisable   Unexercisable      Price        Date
 ----                   -----------   -------------    --------    ----------

 Maximilian de Clara    23,333                           2.87       07/31/13
                        95,000 (1)                       1.94       08/31/13
                        70,000                           1.05       09/25/12
                        56,666                           1.05       05/01/13
                        50,000                           1.05       05/01/13
                        50,000                           1.05       04/12/12
                        60,000                           1.05       04/19/13
                        60,000                           1.38       03/22/11
                        75,000                           0.54       03/14/12
                        50,000                           0.61       09/02/14
                        50,000                           0.48       09/21/15
                       100,000                           0.58       09/12/16
                       133,334                           0.63       09/13/17
                        66,667                           0.62       03/04/18
                     1,436,250 (2)                       0.25       04/23/19
                     ---------
                     2,376,250
                                         66,666          0.63       09/13/17
                                        133,333          0.62       03/04/18
                                        500,000 (3)      0.38       07/06/19
                                        250,000          0.38       07/20/19
                                        -------
                                        949,999

                       Shares Underlying Unexercised
                            Options Which are:
                        ---------------------------    Exercise    Expiration
 Name                   Exercisable   Unexercisable      Price        Date
 ----                   -----------   -------------    --------    ----------

 Geert R. Kersten       50,000                           1.05       11/01/13
                        14,000                           1.05       10/31/13
                        50,000                           1.05       07/31/13
                       224,000 (1)                       1.05       06/10/13
                        50,000                           1.05       09/25/12
                       150,000                           1.05       05/01/13
                        50,000                           1.05       05/01/13
                        50,000                           1.05       04/12/12
                        95,000 (1)                       1.94       08/31/13
                        60,000                           1.05       04/19/13
                        60,000                           1.38       03/22/11

                       560,000 (1)                       1.05       10/16/13
                       105,000                           0.54       03/14/12
                     1,890,000                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        50,000                           0.48       09/21/15
                       200,000                           0.58       09/12/16
                       133,334                           0.63       09/13/17
                        66,667                           0.62       03/04/18
                     1,838,609 (2)                       0.25       04/23/19
                     ---------
                     5,746,610

                                         66,666          0.63       09/13/17
                                        133,333          0.62       03/04/18
                                      4,000,000 (3)      0.38       07/06/19
                                        300,000          0.38       07/20/19
                                        -------
                                      4,499,999

--------------------------------------------------------------------------------

 Patricia B. Prichep              6,000                  1.05       12/01/13
                        10,000                           1.05       11/30/13
                         9,500                           1.05       07/31/13
                         3,000                           1.05       12/31/12
                        35,000                           1.05       03/01/13
                        17,000                           1.05       12/01/13
                        15,000                           1.05       04/12/12
                        47,500 (1)                       1.94       08/31/13
                        23,000                           1.05       02/02/13
                        25,000                           1.18       12/08/13
                        30,000                           1.00       12/03/11
                       200,000 (1)                       1.05       10/16/13
                        10,500                           0.54       03/14/12
                        50,000                           0.33       04/26/12
                       243,000                           0.22       04/01/13

                       Shares Underlying Unexercised
                            Options Which are:
                        ---------------------------    Exercise    Expiration
 Name                   Exercisable   Unexercisable      Price        Date
 ----                   -----------   -------------    --------    ----------

 Patricia B. Prichep   337,000                           0.22       04/01/13
  (cont'd)              50,000                           0.61       09/02/14
                        30,000                           0.48       09/21/15
                        90,000                           0.58       09/12/16
                        66,667                           0.63       09/13/17
                        33,334                           0.62       03/04/18
                       717,096 (2)                       0.25       04/23/19
                       -------
                     2,048,597
                                         33,333          0.63       09/13/17
                                         66,666          0.62       03/04/18
                                      3,000,000 (3)      0.38       07/06/19
                                        150,000          0.38       07/20/19
                                        -------
                                      3,249,999

--------------------------------------------------------------------------------

 Eyal Talor, Ph.D.      15,500                           1.05       07/31/13
                        16,666                           1.05       03/16/13
                        15,000                           1.05       08/03/13
                        10,000 (1)                       1.94       08/31/13
                        20,000                           1.05       08/02/12
                        25,000                           1.76       11/10/13
                        35,000                           1.00       12/03/11
                       160,000 (1)                       1.05       10/16/13
                        50,000                           0.33       04/26/12
                       374,166                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        30,000                           0.48       09/21/15
                        80,000                           0.58       09/12/16
                        66,667                           0.63       09/13/17
                        33,334                           0.62       03/04/18
                       240,820 (2)                       0.25       04/23/19
                       -------
                     1,222,153
                                         33,333          0.63       09/13/17
                                         66,666          0.62       03/04/18
                                      3,000,000 (3)      0.38       07/06/19
                                        150,000          0.38       07/20/19
                                        -------
                                      3,249,999

--------------------------------------------------------------------------------
 Daniel Zimmerman,      12,000                           1.05       12/31/13
   Ph.D.                 3,000                           1.05       12/31/09
                         7,000                           1.05       06/19/13
                        15,000                           1.05       02/19/13
                        30,000 (1)                       1.94       08/31/13
                        15,000                           1.05       12/03/09
                        20,000                           1.05       02/02/13
                        20,000                           1.85       01/26/11

                       Shares Underlying Unexercised
                            Options Which are:
                        ---------------------------    Exercise    Expiration
 Name                   Exercisable   Unexercisable      Price        Date
 ----                   -----------   -------------    --------    ----------

 Daniel Zimmerman,     120,000 (1)                       1.05       10/16/13
  Ph.D. (cont'd)        41,000                           0.54       03/14/12
                        50,000                           0.33       04/16/12
                       392,000                           0.22       04/01/13
                        50,000                           0.61       09/02/14
                        30,000                           0.48       09/21/15
                        60,000                           0.58       09/12/16
                        75,000                           0.63       09/13/17
                        75,000                           0.62       03/04/18
                       200,000 (4)                       0.38       07/15/14
                       -----------
                     1,215,000

--------------------------------------------------------------------------------

 John Cipriano
                         20,000                          0.61       09/02/14
                         30,000                          0.48       09/21/15
                         60,000                          0.58       09/12/16
                        75,000                           0.63       09/13/17
                        75,000                           0.62       03/04/18
                        ------
                        260,000
                                       100,000           1.93       09/30/19
                                       -------
                                       100,000
--------------------------------------------------------------------------------


(1)   Options purchased by Employee through the Salary Reduction Plan.

(2) Options awarded to employees who did not collect a salary, reduced or deferred their salary between the period of September 15, 2008 and June 30, 2009. For example, Mr. de Clara, Mr. Kersten and Ms. Prichep did not collect any salary between September 30, 2008 and June 30, 2009.

(3) Long-term performance options: The Board of Directors has identified the successful Phase III clinical trial for Multikine to be the most important corporate event to create shareholder value. Therefore, one third of the options can be exercised when the first 400 patients are enrolled in CEL-SCI's Phase III head and neck cancer clinical trial. One third of the options can be exercised when all of the patients have been enrolled in the Phase III clinical trial. One third of the options can be exercised when the Phase III trial is completed.

(4) Options awarded to employee during the period that he was a consultant to CEL-SCI.

Stock Option, Bonus and Compensation Plans
------------------------------------------

      CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option, Stock Bonus and Stock Compensation Plans. All Stock Option, Bonus and

Compensation Plans have been approved by the stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plan. Only CEL-SCI's employees may be granted options pursuant to the Incentive Stock Option Plan.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by CEL-SCI's Board of Directors.

      Stock Bonus Plan. Under the Stock Bonus Plans shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Compensation Plan. Under the Stock Compensation Plan, shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors in payment of salaries, fees and other compensation owed to these persons. However, bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan or Stock Compensation Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

      Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following shows certain information as of May 27, 2010 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

                              Total      Shares
                             Shares     Reserved for    Shares      Remaining
                            Reserved   Outstanding     Issued as  Options/Shares
Name of Plan               Under Plans   Options      Stock Bonus  Under Plans
------------               -----------  ------------  -----------   ----------

Incentive Stock Option
 Plans                     15,100,000    9,627,541           n/a    4,920,225
Non-Qualified Stock
 Option Plans              28,760,000   20,594,466           n/a    4,622,886

Stock Bonus Plans           9,940,000          n/a     7,193,659    2,744,582
Stock Compensation Plan     7,500,000          n/a     5,386,531    2,113,469

(1) Does not include shares which may be granted under plans which are referred to in Notice of the current Annual Meeting of Shareholders.

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 1,341,682 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI's Incentive and Non-Qualified Stock Option Plans as of September 30, 2009, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

                                                                        Number of Securities
                                      Number                            Remaining Available
                                   of Securities                         For Future Issuance
                                    to be Issued    Weighted-Average         Under Equity
                                  Upon Exercise    Exercise Price of      Compensation Plans,
                                  of Outstanding    of Outstanding     Excluding Securities
Plan category                       Options (a)         Options         Reflected in Column (a)
------------------------------------------------------------------------------------------------

Incentive Stock Option Plans          9,598,874          $0.39                5,020,225
Non-Qualified Stock Option Plans     20,320,591          $0.49                4,965,485

Compensation Committee

      During the year ending September 30, 2009 CEL-SCI had a Compensation Committee which was comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. During the year ended September 30, 2009 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with CEL-SCI's Board of Director's meetings.

      During the year ended September 30, 2009, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

      CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      In April 2005 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The April 2005 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000.

      On September 8, 2006 Mr. de Clara's employment agreement was extended to April 30, 2010 at which point it will continue on a month to month basis. In extending Mr. de Clara's employment contract, CEL-SCI's Compensation Committee considered various factors, including Mr. de Clara's performance in his area of responsibility, Mr. de Clara's experience in his position, and Mr. de Clara's length of service with the Company. During the fiscal year ending September 30, 2009 the compensation paid to Mr. de Clara was based on his employment contract.

      In August 2003, CEL-SCI entered into a three-year employment agreement with Geert R. Kersten. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011. In renewing Mr. Kersten's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI. During the fiscal year ending September 30, 2009 the compensation paid to Mr. Kersten was based on his employment contract.

      During the year ending September 30, 2009, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI' other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

      During the year ended September 30, 2009 CEL-SCI granted options for the purchase of 5,082,775 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of

Directors considered the same factors which were used to determine the cash compensation paid to such officers. Additional options were granted to CEL-SCI's officers as some of them did not receive any salary between September 2008 and June 2009, and others received reduced salaries during the same period.

      Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2009 CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Alexander Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

Audit Committee

      During the year ended September 30, 2009 CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. All members of the Audit Committee are independent as independence is defined by
Section 803 of the NYSE Amex's Listing Standards. Dr. Peter Young serves as the audit committee's financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's independent registered public accounting firm and review CEL-SCI's financial statements with CEL-SCI's independent registered public accounting firm.

      During the fiscal year ended September 30, 2009, the Audit Committee met seven times. All members of the Audit Committee attended two of these meetings. Alexander Esterhazy did not attend five of the meetings and Richard Kinsolving did not attend one of the meetings.

    The following is the report of the Audit Committee:

     (1) The Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2009 with CEL-SCI's management.

     (2) The Audit Committee discussed with CEL-SCI's independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 114 "The Auditor's Communication With Those Charged With Governance".

     (3) The Audit Committee has received the written disclosures and the letter from CEL-SCI's independent registered public accounting firm required by PCAOB (Public Company Accounting Oversight Board) standards, and had discussed with CEL-SCI's independent registered public accounting firm the independent registered public accounting firm's independence; and

     (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2009 for filing with the Securities and Exchange Commission.

     (5) During the year ended September 30, 2009 CEL-SCI paid BDO Seidman LLP, CEL-SCI's independent registered public accounting firm, fees for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with maintaining its independence from CEL-SCI.

      The foregoing report has been approved by the members of the Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

      CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement.

PROPOSAL TO ADOPT 2010 INCENTIVE STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2010 Incentive Stock Option Plan. The purpose of the 2010 Incentive Stock Option Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees.

      The 2010 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any options pursuant to this plan.

      Any options under the 2010 Incentive Stock Option Plan must be granted before April 30, 2020. If adopted, the 2010 Incentive Stock Option Plan will function and be administered in the same manner as CEL-SCI's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2010 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2010 NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2010 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2010 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      The 2010 Non-Qualified Plan, if adopted, will authorize the issuance of up to 5,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement CEL-SCI had not granted any options under the 2010 Non-Qualified Plan.

      The 2010 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2010 Non-Qualified Plan.

PROPOSAL TO ADOPT 2010 STOCK BONUS PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2010 Stock Bonus Plan. The purpose of the 2010 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

      Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Since 1998 CEL-SCI's contribution to the plan has been made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the shareholder's interest with that of CEL-SCI's employees.

      The 2010 Stock Bonus Plan, if adopted, will authorize the issuance of up to 2,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any stock bonuses pursuant to the 2010 Stock Bonus Plan.

      The 2010 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2010 Stock Bonus Plans.

PROPOSAL TO AMEND CEL-SCI'S STOCK COMPENSATION PLAN

      During the two years ended September 30, 2009 CEL-SCI issued 3,113,836 shares of its common stock to its officers, directors and employees in payment of $1,400,516 in salaries, fees and other compensation owed to these persons. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors and employees the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

      CEL-SCI's common stock trades on the NYSE Amex. NYSE Amex-listed corporations must obtain shareholder approval for arrangements which permit officers, directors, employees or consultants to receive a listed corporation's shares in payment of compensation.

      To comply with the NYSE Amex requirements in this regard CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that shares of CEL-SCI'S common stock would be available for issuance under the Plan. Shareholders subsequently approved amendments to the Stock Compensation Plan which provided up to 7,500,000 shares would be available for issuance under the plan.

      So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has approved an amendment to the Stock Compensation Plan so that an additional 2,000,000 shares of restricted common stock would be available for issuance under the Plan. The Board of Directors recommends that the shareholders of CEL-SCI approve the amendment to the Stock Compensation Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Board of Directors has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2010. BDO Seidman served as CEL-SCI's independent registered public accounting firm for the fiscal year ended September 30, 2009. A representative of BDO Seidman is expected to be present at the shareholders' meeting.

      BDO Seidman, LLP served as CEL-SCI's auditors for the years ended September 30, 2009 and 2008. The following table shows the aggregate fees billed to CEL-SCI during these year by BDO Seidman, LLP:

                                                Year Ended September 30,
                                                2009                2008
                                                ----                ----

Audit Fees                                  $219,675             $173,052
Audit-Related Fees                                --                   --
Tax Fees                                          --                   --
All Other Fees                                    --                   --

      Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. Before BDO Seidman, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee. CEL-SCI's Board of Directors is of the opinion that the Audit Fees charged by BDO Seidman, LLP are consistent with BDO Seidman, LLP maintaining its independence from CEL-SCI.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      CEL-SCI's Annual Report on Form 10-K for the year ending September 30, 2009 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's year ending September 30, 2010 must be received by the Secretary of CEL-SCI no later than February 28, 2011.

                                     GENERAL

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2009 fiscal year, is included in this mailing.

      CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.




          Please complete, sign and return the attached proxy promptly.

                                                                           PROXY
                               CEL-SCI CORPORATION
             This Proxy is solicited by CEL-SCI's Board of Directors

The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held July 16, 2010, 10:30 a.m. local time, at 4820-C Seton Drive, Baltimore, MD 21215 and hereby appoints Maximilian de Clara and Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

     [ ] FOR all nominees listed below (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Nominees:  Maximilian de Clara       Geert R. Kersten

              Alexander G. Esterhazy    C. Richard Kinsolving     Peter R. Young

(2)  To approve the adoption of CEL-SCI's 2010 Incentive Stock Option Plan.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

(3)  To approve the adoption of CEL-SCI's 2010 Non-Qualified Stock Option Plan.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

(4)  To approve the adoption of CEL-SCI's  2010 Stock Bonus Plan.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

(5) To approve an amendment to CEL-SCI's Stock Compensation Plan so that an additional 2,000,000 restricted shares of CEL-SCI's common stock are available for issuance under the Plan.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

(6) To ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2010.

            [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

    To transact such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 6.

                                       Dated this __ day of _________ 2010.


                                       -----------------------------------
                                                   (Signature)

                                       -----------------------------------
                                                   (Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

           Send the proxy statement by regular mail, email, or fax to:

                               CEL-SCI Corporation
                              Attn: Gavin de Windt
                             8229 Boone Blvd., #802
                                Vienna, VA 22182
                               Phone: 703-506-9460
                                Fax: 703-506-9471
                           Email: gdewindt@cel-sci.com

CEL-SCI
Empowering Immune Defense







        IMPORTANT ANNUAL STOCKHOLDERS' MEETING
        INFORMATION  --  YOUR  VOTE COUNTS!



Stockholder Meeting Notice
---------------------------

       Important Notice Regarding the Availability of Proxy Materials for the CEL-SCI Corporation Stockholder Meeting to be Held on July 16, 2010

    Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

    This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report and letter to shareholders are available at:

                           www.envisionreports.com/CVM

     Easy Online Access -- A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares.
     Step 1: Go to  www.envisionreports.com/CVM  to view the materials.
     Step 2: Click on Cast Your Vote or Request Materials.
     Step 3: Follow the instructions on the screen to log in.
     Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

    When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.


     Obtaining a Copy of the Proxy Materials - If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 6, 2010 to facilitate timely delivery. 017EIB

Stockholder Meeting Notice
--------------------------

    CEL-SCI Corporation's Annual Meeting of Stockholders will be held on July 16, 2010 at 4820-C Seton Drive, Baltimore, MD 21215, at 10:30 a.m. local time.

    Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

    The Board of Directors recommends that you vote FOR the following proposals:

1. To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year. Nominees:

01 - Maximilian de Clara,    02 - Geert R. Kersten, 03 - Alexander G.Esterhazy,
04 - C. Richard Kinsolving,  05 - Peter R. Young

2.   To approve the adoption of CEL-SCI's 2010 Incentive Stock Option Plan.

3.   To approve the adoption of CEL-SCI's 2010 Non-Qualified Stock Option Plan.

4.   To approve the adoption of CEL-SCI's 2010 Stock Bonus Plan.

5. To approve an amendment to CEL-SCI's Stock Compensation Plan so that an additional 2,000,000 restricted shares of CEL-SCI's common stock are available for issuance under the Plan.

6. To ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2010.

    To transact such other business as may properly come before the meeting.

    PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

-------------------------------------------------------------------------------

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper  copies:  Current and future paper  delivery  requests can be submitted via the  telephone,  Internet or email options  below.

Email copies:   Current and future email  delivery  requests  must be submitted via the Internet following  the  instructions  below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

_ Internet - Go to www.envisionreports.com/CVM. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

_ Telephone - Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

_ Email - Send email to investorvote@computershare.com with "Proxy Materials CEL-SCI Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 6, 2010. 017EIB